Exhibit 99

Sterling Bancorp Reports Second Quarter 2020 Financial Highlights

Southfield, Michigan, August 3, 2020 — Sterling Bancorp, Inc. (NASDAQ: SBT) (the “Company”), the holding company of Sterling Bank and Trust, F.S.B. (the “Bank”), today reported unaudited financial highlights for its second quarter ended June 30, 2020 reflecting net income for the quarter despite increased operating expenses incurred in connection with the previously disclosed issues related to the Bank’s residential lending practices and an increased provision for loan losses.

Q2 2020 Financial Highlights

•	Net income of $3.6 million

•	Net income per diluted share of $0.07

•	Non-interest expense of $20.0 million, including $8.3 million of professional fees and other expenses incurred in connection with the previously disclosed issues related to the Bank’s residential lending practices

•	Provision for loan losses of $4.3 million, reflecting our evaluation of the current and expected impacts of prevailing economic conditions on our loan portfolios under the incurred loss model

•	Net interest income before provision for loan losses of $27.0 million

•	Net interest margin of 3.08%

•	Non-interest income of $1.3 million

•	Shareholders’ equity of $336.1 million

•	Common shares outstanding of 50.0 million at June 30, 2020

•	Bank capital ratios continue to be in excess of minimum ratios required to be considered “well-capitalized” with a leverage ratio of 10.62%, a total risk-based capital ratio of 20.95% and a common equity tier one ratio of 19.68%

•	The Company’s consolidated leverage ratio of 9.33%, risk-based capital ratio of 21.92% and common equity tier one ratio of 17.29% continue to exceed minimum regulatory capital requirements

•	Total deposits of $2.892 billion

•	Total residential loan originations of $83.2 million

•	Total gross loans, including loans held for investment and loans held for sale, of $2.767 billion

•	Total loans delinquent 30 days or more increased during the quarter to $145 million (or 5.24% of total loans), from $31 million (or 1.10% of total loans); nonperforming loans increased to $54 million (or 1.96% of total loans) from $11 million (or 0.40% of total loans)

•	Loans in active forbearance at quarter end total 210 with an aggregate UPB of $126 million; comprised of $119 million of residential mortgage loans and $7 million of commercial real estate loans

Our second quarter results also reflect the ongoing impact of the COVID-19 pandemic on the economy, which has contributed to the increase in our non-performing loans. In addition, a change in the methodology used to determine when a loan is reported as past due that incorporates an industry standard that is more conservative and comparable to our peers resulted in approximately $70 million additional delinquent loans than under the previous method. The increase in nonperforming loans is primarily in our residential mortgage and construction portfolios. The change in methodology also resulted in approximately $25 million of loans shifting into the nonperforming category. All loans in forbearance are eligible modifications under Section 4013 of the 2020 CARES Act and therefore are excluded from the delinquency and nonperforming loan totals. A typical loan forbearance includes a 120 day deferral of principal and interest with an extension of the maturity date sufficient to recapture the deferred payments.

Our net interest margin reflects an increase in low yielding liquid assets, the reversal of interest income due to the increase in nonperforming loans and loan and deposit repricing driven by the lower interest rate environment. Liquid assets averaged $342 million higher during the second quarter and generated an average yield that was 103 basis points lower than the previous quarter.

Operating expenses remain elevated as the Company continues to utilize the services of professional firms to assist in its efforts to resolve previously disclosed matters related to the Advantage Loan Program as well as with the Bank’s internal review of the program.

As previously disclosed, the Bank is currently under formal investigation by the Office of the Comptroller of the Currency (the “OCC”) and continues to be subject to a publicly-available formal agreement with the OCC, dated June 18, 2019, relating to certain aspects of its Bank Secrecy Act/Anti-Money Laundering compliance program as well as the Bank’s credit administration. The Bank also has received grand jury subpoenas from the United States Department of Justice (the “DOJ”) requesting the production of documents and information in connection with an investigation that appears to be focused on the Bank’s residential lending practices and related issues. The Bank is fully cooperating with these ongoing investigations.

In addition, as previously disclosed, the Company, certain of its current and former officers and directors, and other parties have been named as defendants in a shareholder class action captioned Oklahoma Police Pension and Retirement System v. Sterling Bancorp, Inc., et al., Case No. 2:20-cv-10490-AJT-EAS, filed in the United States District Court for the Eastern District of Michigan. This action alleges violations of the federal securities laws, primarily with respect to disclosures concerning the Bank’s residential lending practices that were made in the Company’s registration statement and prospectus for its initial public offering, in subsequent periodic filings with the SEC, and during earnings calls. The Company intends to vigorously defend this action.

The Bank’s internal review of the circumstances that led to the previously-reported discontinuation of the Advantage Loan Program has progressed significantly and no additional loan repurchase liability or contingency reserves were required to be added in the second quarter.

The outcome of the pending investigations and litigation is uncertain. There can be no assurance (i) that we will not incur material losses due to damages, penalties, costs and/or expenses as a result of such investigations and litigation, (ii) that the reserves we have established will be sufficient to cover such losses, or (iii) that such losses will not materially exceed such reserves and have a material impact on our financial condition or results of operations. In addition, in connection with the audit of the Company’s December 31, 2019 financial statements, the Company is evaluating whether any portion of the reserves should be applied to the fourth quarter of 2019 and/or prior periods. The Company has incurred significant legal expenses in defending the litigation and in cooperating with the investigations and expects to continue to do so during the pendency of these matters.

Conference Call and Webcast

Management will host a conference call today at 11:00 a.m. Eastern Time to discuss the Company’s unaudited financial highlights for the second quarter ended June 30, 2020. The conference call number for U.S. participants is (833) 535-2201 and the conference call number for participants outside the U.S. is (412) 902-6744. Additionally, interested parties can listen to a live webcast of the call in the “Investor Relations” section of the Company’s website at www.sterlingbank.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

A replay of the conference call may be accessed through August 17, 2020 by dialing (877) 344-7529, using conference ID number 10146988.

About Sterling Bancorp, Inc.

Sterling Bancorp, Inc. is a unitary thrift holding company. Its wholly owned subsidiary, Sterling Bank and Trust, F.S.B., has primary branch operations in San Francisco and Los Angeles, California, New York City and Bellevue, Washington. Sterling offers loan products to the residential and commercial markets, as well as retail and business banking services. Sterling also has an operations center and a branch in Southfield, Michigan. For additional information, please visit the Company’s website at http://www.sterlingbank.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” “predict,” “project,” “potential,” “could,” “would,” “should” or similar terminology, including references to assumptions. Forward-looking statements are based on various assumptions and analyses made by us in light of our management's experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events that may be subject to circumstances beyond our control; increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment; changes in deposit flows, loan demand or collateral values; changes in accounting principles, policies or guidelines; changes in general economic, business and political conditions, either nationally or locally in some or all areas in which we do business, or conditions in the real estate, securities or financial markets or the banking industry; legislative or regulatory changes; supervision and examination by the OCC and the Board of Governors of the Federal Reserve System; our ability to successfully implement technological changes; our ability to successfully consummate new business initiatives; litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, including litigation and investigations relating to our residential lending practices and the Advantage Loan Program; the outcomes of such litigation and investigations, including the risk of civil or criminal enforcement action, regulatory restrictions on the Bank’s activities, financial penalties or judgments, other adverse consequences, and any resulting effects on the Company’s business, financial condition, and/or results of operations; losses from such litigation and investigations that may be materially higher than expected and that may materially exceed our contingency reserves; repurchase requests related to the sale of loans originated under the Advantage Loan Program may be materially higher than expected and result in repurchase obligations that may materially exceed our loan repurchase reserves; the ability of our auditors to complete the audit of the Company’s December 31, 2019 financial statements or the review of the Company’s March 31, 2020 and June 30, 2020 financial statements; our ability to file our Annual Report on Form 10-K for the year ended December 21, 2019 and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 within the exception period granted by The Nasdaq Stock Market, LLC; our ability to comply with Nasdaq’s continued listing requirements and the possibility that our shares will be delisted if such requirements are not satisfied; our ability to implement enhanced risk management policies, procedures and controls commensurate with shifts in our business strategies and regulatory expectations; the occurrence of natural and other disasters, pandemics, terrorist activities, significant political events, cyberattacks, security breaches or system failures that affect us or our counterparties or service providers, including the COVID-19 pandemic and the regulatory and governmental actions implemented in response to COVID-19; and the risks, uncertainties, and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2019, subsequent periodic reports and future periodic reports. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update, revise, or correct any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, the receipt of new information, or otherwise.

Contacts:

Financial Profiles, Inc.

Larry Clark

310-622-8223

Matthew Keating

310-622-2230

SBT@finprofiles.com

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